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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 7, 2006


                           DUANE READE HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                  001-13843                               05-0599589
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          (Commission File Number)            (IRS Employer Identification No.)


              440 NINTH AVENUE
             NEW YORK, NEW YORK                            10001
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  (Address of Principal Executive Offices)               (Zip Code)


                                 (212) 273-5700
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

              On April 11, 2006, Duane Reade Holdings, Inc. (together with its subsidiaries, the "Company") announced that the National Labor Relations Board (the "NLRB") has approved a settlement agreement between the Company and the Allied Trades Council Division of Local 338 RWDSU/UFCW ("Local 338") with respect to all outstanding legal matters involving the respective parties. The Company also announced that three year collective bargaining agreements with Local 338 and Local 340A New York Joint Board UNITE HERE! ("UNITE") have been agreed to by both the unions and the Company. A press release covering the settlement and collective bargaining agreements is being filed as Exhibit 99.1 to this current report and is incorporated by reference herein.

              (i) SETTLEMENT AGREEMENT BETWEEN THE COMPANY AND LOCAL 338 (THE "SETTLEMENT AGREEMENT"). On April 7, 2006, the Company and Local 338 entered into the Settlement Agreement, the effectiveness of which remains contingent upon ratification of the Local 338 CBA (defined below) by Local 338's union membership. The Settlement Agreement resolves all outstanding litigation and disputes with both the union and the NLRB. No cash payments are required to be made to any union benefit funds by the Company under the Settlement Agreement.

              (ii) COLLECTIVE BARGAINING AGREEMENT BETWEEN THE COMPANY AND LOCAL 338 ("LOCAL 338 CBA"). The Company and Local 338 have agreed to the Local 338 CBA. The Local 338 CBA covers all of the Company's clerks, cashiers, pharmacy clerks, pharmacy technicians, and photo technicians at 141 of its stores and is subject to ratification by the membership of Local 338. If ratified, the new collective bargaining agreement will expire on March 31, 2009. The Local 338 CBA provides for increases in wages, health and welfare benefits and pension contributions, in a manner consistent with the Company's past practices.

              (iii) COLLECTIVE BARGAINING AGREEMENT BETWEEN THE COMPANY AND UNITE ("UNITE CBA"). The Company and UNITE have entered into the UNITE CBA. The UNITE CBA covers clerks, cashiers, pharmacy clerks, pharmacy technicians, and photo technicians at 110 of the Company's locations. This agreement will expire on March 31, 2009. The UNITE CBA provides for customary increases in wages, health and welfare benefits and pension contributions in a manner consistent with the Company's past practices.

              The Company will cease making an annual $4.4 million provision related to outstanding legal matters involving the litigation with Local 338. As a result, once the Local 338 CBA is ratified by union membership, the Company expects to record a one-time non-cash pre-tax benefit of approximately $18.3 million to reduce its labor contingency reserve, which was $20.7 million at December 31, 2005.

              The $20.7 million reserve as of December 31, 2005 was accrued in connection with a decision of the NLRB relating to whether the Company and Allied Trades Council (prior to it becoming a division of Local 338) were at an impasse in labor negotiations in September 2001. Their decision (which was the subject of an appeal to the D.C. Circuit Court of Appeals that has been withdrawn as a result of the settlement) was that an impasse had not occurred and as a result the Company was liable for additional contributions to various union benefit funds.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

             (d)    Exhibits:

                    Exhibit 99.1 - Press release, dated April 11, 2006.



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                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:      April 12, 2006

                                          DUANE READE HOLDINGS, INC.


                                          By: /s/ John K. Henry
                                              --------------------------------
                                              Name:  John K. Henry
                                              Title: Senior Vice President
                                                     and Chief Financial Officer





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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
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Exhibit 99.1   Press release, dated April 11, 2006.